UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2016

Black Stone Minerals, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-37362	47-1846692
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

1001 Fannin Street, Suite 2020 Houston, Texas		77002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 445-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed on Black Stone Minerals, L.P.’s (the “Partnership”) Form 8-K filed October 11, 2016, Mr. Marc Carroll notified the Partnership and Black Stone Minerals GP, L.L.C. (the “General Partner”) of his decision to retire as Senior Vice President and Chief Financial Officer of the General Partner effective November 11, 2016. On November 21, 2016, the General Partner and its subsidiary, Black Stone Natural Resources Management Company (the “Company”), entered into a Separation and Consulting Agreement and General Release of Claims (the “Agreement”) with Mr. Carroll.

Pursuant to the Agreement (which includes a release of claims in favor of the General Partner, the Company, the Partnership, and their respective affiliates), so long as Mr. Carroll does not revoke his acceptance of the Agreement within the time provided to do so and he satisfies the other terms and conditions of the Agreement, Mr. Carroll will receive the following consideration:

•	A lump sum cash payment totaling $562,293.80, a portion of which represents the cost of COBRA continuation coverage for 12 months;

•	A pro-rated portion of Mr. Carroll’s target short-term incentive award, settled through the issuance of 18,992 common units representing limited partner interests in the Partnership (“Common Units”) and subject to a true-up in the event actual performance for 2016 exceeds target performance for 2016;

•	Vesting of 66,474 restricted Common Units and 17,149 restricted subordinated units representing limited partner interests in the Partnership previously issued as time-based long-term incentive awards;

•	Vesting of outstanding performance units assuming target performance levels, settled through the issuance of 27,635 Common Units and subject to a true-up in the event actual performance for 2016 exceeds target performance for 2016; and

•	Vesting of a portion of Mr. Carroll’s unearned target long-term incentive performance awards, settled through the issuance of 150,942 Common Units and subject to a true-up in the event actual performance for 2016 exceeds target performance for 2016.

In addition, pursuant to the Agreement, Mr. Carroll has agreed to provide consulting services to the General Partner and its affiliates through June 30, 2017 or such earlier time as the consulting period terminates pursuant to the Agreement. In exchange for providing the consulting services, Mr. Carroll will be compensated at a rate of $32,187.50 per complete calendar month, pro-rated for any partial calendar months.

The foregoing description does not purport to be complete and is qualified by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Separation and Consulting Agreement and General Release of Claims, dated as of November 21, 2016, by and among Marc Carroll, Black Stone Natural Resources Management Company, and Black Stone Minerals GP, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STONE MINERALS, L.P.

	By:	Black Stone Minerals GP, L.L.C., its general partner

Date: November 28, 2016	By:	/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Separation and Consulting Agreement and General Release of Claims, dated as of November 21, 2016, by and among Marc Carroll, Black Stone Natural Resources Management Company, and Black Stone Minerals GP, L.L.C.

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